SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------
                              TII INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                         66-0328885
        (State or other jurisdiction of                  (I.R.S. Employer
        incorporation or organization)                   Identification No.)

        1385 Akron Street, Copiague, New York            11726
        (Address of Principal Executive Offices)         (Zip Code)

                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

             Timothy J. Roach, President and Chief Executive Officer
                              TII Industries, Inc.
                                1385 Akron Street
                            Copiague, New York 11726
                     (Name and address of agent for service)

                                 (631) 789-5000
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                             Leonard W. Suroff, Esq.
                                1385 Akron Street
                            Copiague, New York 11726

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
Title of                  Amount                   Proposed               Proposed               Amount of
each class                to be                    Maximum                maximum                registration
of securities             registered(1)            Offering               aggregate              fee
to be registered                                   Price per              offering
                                                   Share                  price
--------------------------------------------------------------------------------------------------------------------

Common Stock,                  10,000 shares       $ 2.19 (2)             $   21,900 (2)                 $  5.48
$.01 par value
                              100,000 shares       $ 1.063 (2)            $  106,300 (2)                 $ 26.58

                              390,000 shares       $ 0.60 (3)             $  234,000 (3)                 $ 58.50
--------------------------------------------------------------------------------------------------------------------
Total                         500,000 shares                                                             $ 90.56
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the 1994 Non-Employee Director Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rules 457(h), the exercise price of presently outstanding options.
(3) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rules 457(h) and 457(c), the average of the high and low sales prices per share of the registrant's Common Stock on the Nasdaq Stock Market National Market System on September 27, 2001.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                           INCORPORATION BY REFERENCE
                           --------------------------

         The contents of the TII Industries, Inc. Registration Statement on Form S-8, File No. 333-64965, filed with the Commission on December 13, 1995 are hereby incorporated by reference with the exception of Exhibits 5, 23(a), 23(b), 24 and 99 listed in Item 8, which are provided herewith.

         Item 8.  Exhibits.
         -------  --------

                  5 Opinion of Jenkens & Gilchrist Parker Chapin LLP as to the legality of the securities being registered.

                  23(a)  Consent of Arthur Andersen LLP.

                  23(b) Consent of Jenkens & Gilchrist Parker Chapin LLP (included in Exhibit 5).

                  24 Powers of Attorney of certain officers and directors of the registrant (included as part of the signature page of this filing).

                  99 1994 Non-Employee Director Stock Option Plan, as amended. Incorporated by reference to Exhibit 10 (a)
                         (2) contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 2001 (File No. 1-8048).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Copiague, State of New York, on the 2nd day of October, 2001.

                                        TII INDUSTRIES, INC.

                                        By: /s/ Timothy J. Roach
                                            -------------------------------
                                              Timothy J. Roach, President

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Timothy J. Roach , Kenneth A. Paladino and Leonard W. Suroff and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 2nd day of October, 2001.

                Signature                          Title
                ---------                          -----

    /s/ Alfred J. Roach                     Chairman of the Board and Director
----------------------------------
        Alfred J. Roach

   /s/ Timothy J. Roach                     President, Chief Executive Officer
----------------------------------          and Director
       Timothy J. Roach

   /s/ Kenneth A. Paladino                  Vice President-Finance and Treasurer
----------------------------------
       Kenneth A. Paladino

   /s/ C. Bruce Barksdale                   Director
----------------------------------
       C. Bruce Barksdale

   /s/ George S. Katsarakes                 Director
----------------------------------
       George S. Katsarakes

   /s/ James R. Grover, Jr.                 Director
----------------------------------
       James R. Grover, Jr.

   /s/ Joseph C. Hogan                      Director
----------------------------------
       Joseph C. Hogan

   /s/ Dorothy Roach                        Director
----------------------------------
       Dorothy Roach

   /s/ R. Dave Garwood                      Director
----------------------------------
       R. Dave Garwood

                                  EXHIBIT INDEX

Exhibit
Number                              Description
------                              -----------

5* Opinion of Jenkens & Gilchrist Parker Chapin LLP as to the legality of the securities being registered.

23(a)*       Consent of Arthur Andersen LLP.

23(b)*       Consent of Jenkens &  Gilchrist  Parker  Chapin  LLP  (included  in
             Exhibit 5).

24* Powers of Attorney of certain officers and directors of the registrant (included as part of the signature page of this filing).

99           1994   Non-Employee   Director   Stock  Option  Plan,  as  amended.
             Incorporated by reference to Exhibit 10 (a) (2) contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 2001 (File No. 1-8048).

--------------
* Filed herewith.